The Principal Funds
                         Record of Securities Purchased
                         Under the Rule 10f-3 Procedures


1.   Name of purchasing Fund: Principal Partners Small Cap Growth Fund

2.   Issuer: American Financial Realty Trust

3.   Date of purchase: 06/25/03

4. Underwriter from whom purchased: Banc of America Securities, Friedman Billings Ramsey

5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach list of all members of syndicate): Banc of America Securities, Friedman Billings Ramsey, Deutsche Bank Securities, UBS Investment Bank, Wachovia Securities, Legg Mason Wood Walker, Raymond James

6.   Aggregate principal amount of purchase:  3,700 (Principal Partners)
                                            102,500 (Total)

7.   Aggregate principal amount of offering: 55,950,000

8.   Purchase price (Net of fees and expenses): $12.50

9.   Date offering commenced: 06/25/03

10. Offering price at close of first full business day on which any sales are made: N/A

11.  Commission, spread or profit: 4.2%
                                   $.525/share = $1942.50

12.  Have the following conditions been satisfied:

                                                                                                   Yes:             No:


     a.   Registered  Public  Offerings:  The  securities are a part of an issue registered under the Securities Act of 1933, which is being offered to
          the public:                                                                                X             ---------

     b.   Municipal Securities: The securities (i) are "municipal securities" as defined in Section  3(a)(29) of the  Securities  Exchange Act of 1934;
          (ii) the issuer of such  securities  has received an investment  grade rating from a nationally  recognized  statistical rating organization;
          and (iii) if the issuer or entity  supplying  the revenues  from which the issue is to be paid has been in continuous operation for less than three years  (including  the operations of any  predecessors),  it has received  one of the  three  highest  ratings  from at least  one such
          rating service.                                                                        -----------           X

     c.   Foreign Offerings:  The securities are offered publicly under the laws of a country  other than the United  States  and (i) the  offering  is subject to regulation by a "foreign financial  regulatory  authority,"
          as defined  in Section  2(a)(50)  of the 1940 Act,  in the  country in which the public offering occurs; (ii) the securities are offered at a fixed price to all  purchasers in the offering  (except for any rights to  purchase  securities  that are  required  by law to be  granted to existing security holders of the issuer);  (iii) financial statements,
          prepared  and  audited  in  accordance  with  standards   required  or
          permitted by the appropriate foreign financial regulatory authority in the  country in which the public  offering  occurs,  for the two years prior to the  offering,  are  available to the public and  prospective purchasers in connection with the offering;  and (iv) if the issuer is a Domestic Issuer (a) it has a class of securities registered pursuant to  section  12(b) or 12(g)  of the  1934 Act or is  required  to file reports  pursuant  to  section  15(d) of the 1934 Act;  and (b) it has filed all the material  required to be filed pursuant to section 13(a)
          or  15(d) of the 1934  Act for a  period  of at  least  twelve  months immediately preceding the sale of such securities (or for such shorter
          period  that  the  issuer  was  required  to  file  such material).                    -----------           X

     d.   Rule  144A  Offerings:  The  securities  are  (i)  offered  or sold in transactions  exempt from registration  under section 4(2) of the 1934
          Act,  Rule 144A  thereunder,  or Rules  501-508  thereunder;  (ii) the securities are sold to qualified  institutional  buyers, as defined in
          Rule  144(a)(1);  and (iii) the  securities are eligible for resale to
          other  qualified   institutional  buyers  pursuant  to  Rule  144A.                    -----------           X

     e.   In respect of any  securities  other than  municipal  securities,  the issuer of such  securities  has been in  continuous  operation for not
          less than three years  (including the operations of  predecessors).                        X             ---------

     f.   The purchase price paid did not exceed the offering price at the close of the first full  business day on which any sales were made (or, if a rights offering, the securities were purchased on or before the fourth
          day  preceding  the day on which the rights  offering  terminated).                        X             ---------

     g.   The underwriting was a firm commitment underwriting.                                       X             ---------

     h.   The  commission,  spread or profit was reasonable and fair in relation to that being received by others for underwriting  similar  securities
          during the same period.                                                                    X             ---------

     i.   The amount of such  securities of any class of such issue purchased by all of the Portfolios and investment  companies advised by the Adviser did not exceed 25% of the  principal  amount of the  offering  of such class or if purchased in a Rule 144A Offering, 25% of the total of (i)
          the   principal   amount  of  the  offering  of  such  class  sold  by
          underwriters  or  members  of  the  selling   syndicate  to  qualified
          institutional  buyers  as  defined  in Rule  144A(a)(1)  plus (ii) the principal  amount  of the  offering  of such  class in any  concurrent
          public offering.                                                                           X             ---------

     j.   No  Affiliated  Underwriter  was a direct or indirect  participant  or
          benefited  directly or indirectly  from, the purchase.                                     X             ---------


Completed by:  /s/David Wabnik                    Date:  7/7/03
              ------------------------------            -------------
                           Portfolio Manager